FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           OUTSOURCING SOLUTIONS INC.


     Outsourcing Solutions Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Outsourcing Solutions Inc. (the "Corporation"). The Corporation was originally incorporated as OSI Holdings Corp. in the State of Delaware on the 21st day of September, 1995 pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on that date.

     2. This Fourth Amended and Restated Certificate of Incorporation amends and restates the Third Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on January 13, 1999, as amended on November 29, 1999. This Fourth Amended and Restated Certificate of Incorporation has been adopted by the Corporation and by its stockholders pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. On  December  3,  1999,  Directors  of  the  Corporation  duly   adopted
resolutions authorizing the following amendment and restatement of the Certificate of Incorporation of the Corporation, declaring such amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers to solicit written consents of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Thereafter, pursuant to resolutions of the Board of Directors, in lieu of a meeting and vote of holders of the Corporation's common stock and preferred stock, stockholders holding a majority of the issued and outstanding shares of common stock of the Corporation and holders of a majority of the issued and outstanding shares of each of the (i) preferred stock, (ii) Class A Non-Voting Common Stock, (iii) Class B Non-Voting Common Stock and (iv) Class C Non-Voting Common Stock of the Corporation adopted the following amendment and restatement of the Certificate of Incorporation of the Corporation.

     4. The text of Certificate of Incorporation, is hereby restated and amended to read in its entirety as follows:

     FIRST: The name of the Corporation is Outsourcing Solutions Inc.

     SECOND: The registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle.

     The name of its registered agent in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

     FOURTH: The total number of shares which the Corporation shall have the authority to issue is 17,300,000 shares of capital stock as follows: 300,000 shares of Preferred Stock, no par value (the "Preferred Stock"), 15,000,000 shares of Voting Common Stock, par value $.01 per share (the "Voting Common Stock") and 2,000,000 shares of Non-Voting Stock, par value $.01 per share (the "Non-Voting Common Stock", and together with the Voting Common Stock, the "Common Stock"). Each share of Preferred Stock is hereafter referred to as a "Preferred Share" and collectively as "Preferred Shares." Each share of Voting Common Stock is hereafter referred to as a "Voting Common Share" and collectively as "Voting Common Shares". Each share of Non-Voting Common Stock is hereafter referred to as a "Non-Voting Common Share" and collectively as "Non-Voting Common Shares". The Voting Common Shares and Non-Voting Common Shares are hereafter collectively referred to as "Common Shares".

     A. Preferred Stock.

     Authorized but unissued shares of Preferred Stock may be issued from time to time in one or more series or classes. The Board of Directors is hereby authorized to determine and fix by resolution all rights, preferences, and privileges and qualifications, limitations and restrictions (including, without limitation, voting rights, dividend rights, redemption features, conversion rights or protective features, and the limitation and exclusion thereof) applicable to any such series or class of Preferred Stock and the number of shares constituting any such series or class and the designation thereof, and, subject to the terms of any such series or class, to increase or decrease (but not below the number of shares of such series or class then outstanding) the number of shares of any series or class subsequent to the issue of shares of that series or class then outstanding. In the event that the number of shares of any series or class is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of such series or class.

     B. Common Stock.

     The voting powers, designations, preferences and relative participating, optional or other special rights, and qualifications, or restrictions thereof, of the Common Stock are as follows:

     1. Dividend Rights. Subject to the preferential rights of the Preferred Shares, the Board of Directors of the Corporation may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Shares of the Corporation.

     No dividend (other than a dividend in capital stock ranking on a parity with the Common Shares or cash in lieu of fractional shares with respect to such stock dividend) shall be declared or paid on any share or shares of any class of stock or series thereof ranking on a parity with the Common Shares in respect of payment of dividends for any dividend period unless there shall have been declared, for the same dividend period, like proportionate dividends on all shares of Common Shares then outstanding.

     As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of the Voting Common Shares and of the Non-Voting Common Shares will be entitled to share ratably, on a share for share basis, in such dividends, provided, that (i) if dividends are declared which are payable in Voting Common Shares or Non-Voting Common Shares, dividends will be declared which are payable at the same rate on both classes of stock and the dividends payable in Voting Common Shares will be payable to holders of such shares and the dividends payable in Non-Voting Common Shares will be payable to holders of such shares and (ii) if the dividends consist of other voting securities of the Corporation, (a) the Corporation will make available to each holder of Non-Voting Common Shares, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Non-Voting Common Shares are convertible into Voting Common Shares.

     2. Rights on Liquidation. In the event of any liquidation, dissolution, distribution of assets or winding up of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and the setting aside for payment of any preferential amount due to the holders of any other class or series of stock (including, without limitation, the holders of Preferred Shares), the holders of Common Shares (including, without limitation, the Voting Common Shares and the Non-Voting Common Shares) and any other class of stock or series thereof ranking on a parity with the Common Shares in respect of distributions on Liquidation shall be entitled to receive ratably on a share for share basis, any or all assets remaining to be paid or distributed.

     3. Voting Rights. Except as may be otherwise required by law, all voting rights shall be vested in the Voting Common Shares and each holder of Voting Common Shares shall have one vote in respect of each Voting Common Share held by such holder on all matters to be voted upon by the stockholders of the Corporation. The holders of the Non-Voting Shares will have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided, that the holders of the Non-Voting Common Shares shall have the right to vote as a separate class on any matter on which the Non-Voting Common Shares are required to vote as a class pursuant to the General Corporation Law of the State of Delaware.

     4. Conversion.

     A. Conversion of Non-Voting Common Shares.

     Any holder of Non-Voting Common Shares shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 4A, any or all of such holder's Non-Voting Common Shares into an equal number of shares of fully paid and non-assessable shares of Voting Common Shares as provided below; provided, however, if the holder in any such conversion is subject to the Bank Holding Company Act of 1956, as amended (12 U.S.C. ss.1841, et. seq.) and the regulations promulgated thereunder (collectively and including any successor provisions, the "BHCA Act"), such conversion may be made only if:

          (i) the BHCA Act would not prohibit such holder from holding such shares of Voting Common Shares; and

          (ii) such shares of Voting Common Shares to be received upon such conversion will be (A) distributed or sold in connection with any public equity offering registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"), (B) distributed or sold in a "broker's transaction" (as defined in Rule 144(g) under the 1933 Act) pursuant to Rule 144 under the 1933 Act or any similar rule then in force, (C) distributed or sold to a person or group (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of persons if, after such distribution or sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of the Corporation entitled to vote on the election of directors of the Corporation, (D) distributed or sold to a person or group (within the meaning of the 1934 Act) of persons if, prior to such sale, such person or group of persons had control of the Corporation, (E) distributed, sold, or held in any other manner permitted under the BHCA, including after giving effect to the amendment of the BHCA by the Gramm-Leach-Bliley Financial Services Act;

provided, further, that if the holder converts any Non-Voting Common Shares as provided in clauses (i) and (ii) above and any distribution or sale of the Non-Voting Common Shares fails to occur for any reason or such holder is not otherwise permitted to hold the Voting Common Shares into which such shares were converted, such holder may convert the Voting Common Shares into the Non-Voting Common Shares converted in anticipation of such distribution or sale or other permitted holding.

     B. Conversion Procedure.

          (i) Unless otherwise provided herein, each conversion of shares of Non-Voting Common Stock into shares of Voting Common Stock will be effected by the surrender of the certificate or certificates representing the Non-Voting Common Shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common Shares stating that such holder desires to convert such Non-Voting Common Shares, or a stated number of such Non-Voting Common Shares, represented by such certificate(s) into shares of Voting Common Shares. Unless otherwise provided herein, each conversion will be deemed to have been effected as of the close of business on the date on which such certificate(s) have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Shares, as such holder, will cease and the person or persons in whose name or names the certificate(s) for Voting Common Shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of the Voting Common Shares represented thereby.

          (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate(s) for the Voting Common Shares issuable upon such conversion and (b) a certificate representing any Non-Voting Common Shares that was represented by the certificate(s) delivered to the Corporation in connection with such conversion but that was not converted.

          (iii) The issuance of certificates for Voting Common Shares upon conversion of Non-Voting Common Shares will be made without charge to the holders of such shares for any issuance tax in respect thereof (other than any tax in connection with the issuance of shares in a different name) or other cost incurred by the Corporation in connection with such conversion and the related issuance of Voting Common Shares.

          (iv) The Corporation will at all times reserve and keep available out of its authorized but unissued Voting Common Shares, solely for the purpose of issuance upon the conversion of the Non-Voting Common Shares such number of Voting Common Shares as are issuable upon the conversion of all outstanding Non-Voting Common Shares. All Common Shares which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable. The
Corporation will take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notices of issuance which will be immediately transmitted by the Corporation upon issuance).

          (v) The Corporation will not close its books against the transfer of Common Shares in any manner which would interfere with the timely conversion of any Non-Voting Common Shares.

     5. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Shares, the outstanding shares of the other class of Common Shares will be proportionately subdivided or combined in a similar manner.

     6. Notices. All notices referred to in this Article FOURTH shall be in writing, shall be delivered personally, by facsimile or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal office and to any stockholder at such holder's address as it appears in the stock records of the Corporation.

     7. Amendment and Waiver. No amendment or waiver of any provision of paragraph 4 of this Article FOURTH or of this paragraph 7 shall be effective without the prior approval of both the holders of a majority of the Voting Common Shares then outstanding, voting as a separate class, and the holders of a majority of the Non-Voting Common Shares then outstanding, voting as a separate class.

     FIFTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     SIXTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

     SEVENTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

     1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article SEVENTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

     2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph 2 of Article SEVENTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, said Outsourcing Solutions Inc. has caused this Amended and Restated Certificate of Incorporation of Outsourcing Solutions Inc. to be executed by its officer thereunto duly authorized this 7th day of December, 1999.

                                    OUTSOURCING SOLUTIONS INC.

                                    By: /s/ Eric R. Fencl
                                        ----------------------
                                        Name:  Eric R. Fencl
                                        Title:  Vice President &
                                                 General Counsel

                            CERTIFICATE OF AMENDMENT

                                     TO THE

            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           OUTSOURCING SOLUTIONS INC.


     OUTSOURCING SOLUTIONS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter the "Corporation"), DOES HEREBY CERTIFY THAT:

     1. The   Corporation's   Fourth   Amended   and  Restated   Certificate  of
Incorporation was filed with the Secretary of State of the State of Delaware on December 10, 1999.

     2. On March 30, 2001, the Board of Directors of the Corporation, duly adopted resolutions setting forth proposed amendments to the Fourth Amended and Restated Certificate of Incorporation, declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers to solicit written consents of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware. The resolutions setting forth the proposed amendments are attached hereto as Exhibit A and incorporated herein by reference.

     3. Thereafter, pursuant to the resolutions of the Board of Directors, in lieu of a meeting and vote of holders of the Corporation's common and preferred stock, stockholders holding a majority of the issued and outstanding shares of common stock of the Corporation adopted the amendments set forth in Exhibit A.

     4. Said  amendments  were duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Outsourcing Solutions Inc. has caused this Certificate of Amendment to be signed and attested by its duly authorized officer, this 16th day of April, 2001.

                                            OUTSOURCING SOLUTIONS INC.

                                            By: /s/ Eric R. Fencl
                                                ----------------------
                                                Name:  Eric R. Fencl
                                                Title:  Secretary

                                    EXHIBIT A

                      RESOLUTIONS OF THE BOARD OF DIRECTORS

                          OF OUTSOURCING SOLUTIONS INC.

     1. RESOLVED, that the Preamble of ARTICLE FOURTH to the Corporation's Fourth Amended and Restated Certificate of Incorporation be amended and restated to read as follows:

     "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 23,200,000 shares of capital stock as follows: 300,000 shares of Preferred Stock, no par value (the "Preferred Stock"), 900,000 shares of Senior Common Stock, par value $.01 per share (the "Senior Common Stock"), 20,000,000 shares of Voting Common Stock, par value $.01 per share (the "Voting Common Stock") and 2,000,000 shares of Non-Voting Stock, par value $.01 per share (the "Non-Voting Common Stock", and together with the Voting Common Stock, the "Common Stock"). Each share of Preferred Stock is hereafter referred to as a "Preferred Share" and collectively as "Preferred Shares." Each share of Senior Common Stock is hereafter referred to as a "Senior Common Share" and collectively as "Senior Common Shares." Each Senior Common Share and each share of Voting Common Stock is hereafter referred to as a "Voting Common Share" and collectively as "Voting Common Shares." Each share of Non-Voting Common Stock is hereafter referred to as a "Non-Voting Common Share" and collectively as "Non-Voting Common Shares." The Voting Common Shares and Non-Voting Common Shares are hereafter collectively referred to as "Common Shares "."

     2. RESOLVED, that ARTICLE FOURTH, Paragraph B to the Corporation's Fourth Amended and Restated Certificate of Incorporation be amended and restated to read as follows:

     "B. Senior Common Stock and Common Stock.

     Except as otherwise provided in this paragraph B or as otherwise required by applicable law, all shares of Senior Common Stock, Voting Common Stock and Non-Voting Common Stock shall be identical in all respects and shall entitle the holders thereof to the same voting powers, designations, preferences and relative participating, optional or other special rights, and qualifications, or restrictions thereof, as set forth herein:

     3. Dividend Rights. Subject to the preferential rights of the Preferred Shares, the Board of Directors of the Corporation may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Shares of the Corporation. No dividend (other than a dividend in capital stock ranking on a parity with the Common Shares and or cash in lieu of fractional shares with respect to such stock dividend) shall be declared or paid on any share or shares of any class of stock or series thereof ranking on a parity with the Common Shares in respect of payment of dividends for any dividend period unless there shall have been declared, for the same dividend period, like proportionate dividends on all shares of Senior Common Stock, Voting Common Stock and Non-Voting Common Stock then outstanding.

     As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of the Common Shares will be entitled to share ratably, on a share for share basis, in such dividends, provided, that (i) if dividends are declared which are payable in shares of Senior Common Stock, Voting Common Stock or Non-Voting Common Stock, dividends will be declared which are payable at the same rate on all three classes of stock and the dividends payable in shares of Senior Common Stock will be payable to holders of such shares, the dividends payable in shares of Voting Common Stock will be payable to holders of such shares and the dividends payable in shares of Non-Voting Common Stock will be payable to holders of such shares and
(ii) if the dividends consist of other voting securities of the Corporation, the Corporation will make available to each holder of shares of Non-Voting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the shares of Non-Voting Common Stock are convertible into shares of Voting Common Stock.

     4. Rights on Liquidation.

          1. Senior Common Stock. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (each a "Liquidation"), each holder of a Senior Common Share shall be entitled to receive with respect to such Senior Common Share, before any distribution is made to or set aside for the holders of Common Stock (or any other shares of capital stock of the Corporation, other than the Preferred Shares), payable in cash or, if the amount of cash available to the Corporation is insufficient, out of the other assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the Original Purchase Price (as defined below) per Senior Common Share (the "Liquidation Preference"). If the assets of the Corporation available for distribution to holders of Senior Common Stock shall be insufficient to permit the payment in full of the amount due such holders pursuant to this paragraph B(2)(A), all assets of the Corporation available for distribution to such holders shall be distributed pro rata among such holders. The fair market value of any assets of the Corporation and the proportion of cash and other assets distributed by the Corporation to the holders of Senior Common Stock shall be reasonably determined in good faith by a vote of the Board of Directors of the Corporation. Except as provided in this paragraph, the holders of Senior Common Shares shall not be entitled to any distribution in the event of a Liquidation. For the purposes of this paragraph, the consolidation or merger of the Corporation into or with another corporation, or the sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis) to another corporation or any other entity shall be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation; provided, however, that the foregoing provision shall not apply to any merger in which (i) the Corporation is the surviving entity, (ii) the holders of the Corporation's outstanding capital stock possessing the voting power to elect a majority of the Corporation's board of directors immediately prior to the merger continue to own the Corporation's outstanding capital stock possessing the voting power to elect a majority of the Corporation's board of directors immediately after the merger and (iii) the surviving entity expressly acknowledges and agrees that it shall assume the obligations of the Corporation under this Certificate of Amendment. Notwithstanding anything herein to the contrary, the Senior Common Stock ranks junior in all respects to the Preferred Shares, and no dividend distributions or distributions upon Liquidation shall be made with respect to the Senior Common Stock unless and until all dividend distributions and distributions upon Liquidation with respect to the Preferred Shares, have been made in full. The Senior Common Stock will, however, rank senior to all other capital stock of the Corporation other than the Preferred Shares.

     For purposes of this paragraph B(2)(A) and paragraph B(4) below, "Original Purchase Price" means $49.00 per share or $51.00 per share, as the case may be, of Senior Common Stock paid by the purchasers pursuant to that certain Stock Subscription Agreement, dated April 3, 2001, by and among the Corporation, Gryphon Partners II, L.P., Gryphon Partners II-A, L.P. and the additional purchasers named therein (as adjusted for any stock dividends, combinations, stock splits, recapitalizations, or the like with respect to such shares).

          2. Common Stock. In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and the setting aside for payment of any preferential amount due to the holders of any other class or series of stock (including, without limitation, the holders of Preferred Shares and Senior Common Shares), the holders of Common Stock (including, without limitation, the Voting Common Stock and the Non-Voting Common Stock) and any other class of stock or series thereof ranking on a parity with the Common Stock in respect of distributions on Liquidation shall be entitled to receive ratably on a share for share basis, any or all assets remaining to be paid or distributed.

     5. Voting Rights. Except as may be otherwise required by law, all voting rights shall be vested in the Voting Common Shares and each holder of Voting Common Shares shall have one vote in respect of each Voting Common Share held by such holder on all matters to be voted upon by the stockholders of the Corporation. The holders of the Non-Voting Shares will have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided, that the holders of the Non-Voting Common Shares shall have the right to vote as a separate class on any matter on which the Non-Voting Common Shares are required to vote as a class pursuant to the General Corporation Law of the State of Delaware.

     6. Conversion of Senior Common Stock.

          1. Conversion Rights.

               (1) Optional Conversion. Each holder of Senior Common Shares shall have the right, at any time and at the option of the such holder, to convert any of such holder's Senior Common Shares into a number of shares of Voting Common Stock (the "Conversion Stock") equal to (a) the number of Senior Common Shares to be converted multiplied by the Original Purchase Price applicable for such Senior Common Shares, divided by (b) the Conversion Price (as defined below).

               (2) Mandatory Conversion. Upon consummation of the initial underwritten public offering, registered under the Securities Act of 1933, of Common Stock of the Corporation having an aggregate offering value of at least $50 million (the "Initial Public Offering"), each Senior Common Share shall automatically convert into a number of shares of Conversion Stock equal to (a) the number of Senior Common Shares to be converted multiplied by the Original Purchase Price applicable for such Senior Common Shares, divided by (b) the Conversion Price. Except as otherwise provided herein, the conversion of Senior Common Stock shall be deemed to have been effected at the time of consummation of the Initial Public Offering.

          2. Conversion Price.

               (1) The initial conversion price shall be the Original Purchase Price applicable for such Senior Common Shares (the "Conversion Price"). In order to prevent dilution of the conversion rights granted under paragraph B(4)(A), the Conversion Price shall be subject to adjustment from time to time until on or before April 3, 2004 pursuant to this paragraph B(4)(B) and shall be subject to adjustment for any stock dividends, combinations, stock splits, recapitalizations, or the like with respect to the Senior Common Shares.

               (2) If and whenever on April 3,2001 or during the period between such date and April 3, 2004, the Corporation issues or sells, or in accordance with paragraph B(4)(C) is deemed to have issued or sold, Common Stock, in a transaction involving the issuance of Common Stock or a Convertible Security (as defined below) (a "Common Stock Financing Transaction"), for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such time, then forthwith upon such issue or sale the Conversion Price shall be reduced to the lowest net price per share at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold; provided, however, that notwithstanding anything herein to the contrary, under no event or circumstance shall the Conversion Price be reduced hereunder to a per share price less than $37.47 (as adjusted for any stock dividends, combinations, stock splits, recapitalizations, or the like).

          3. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph B(4)(B), the following shall be applicable:

               (1) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") in a Common Stock Financing Transaction and the price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security.

               (2) Change in Conversion Rate. If the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not increase the Conversion Price higher than the Conversion Price in effect immediately prior to the issuance of such Convertible Security.

               (3) Treatment of Unexercised Convertible Securities. Upon the termination of any right to convert or exchange any Convertible Security without the exercise of any such right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such termination had such Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (4) Calculation of Consideration Received. If any Common Stock or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor plus, in the case of Convertible Securities, the minimum amount to be paid to the Corporation upon the conversion or exercise thereof. In case any Common Stock or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the fair value of the securities as determined by the Corporation's board of directors in its reasonable good faith judgment as of the date of receipt. If any Common Stock or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Senior Common Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by the Corporation's board of directors in its reasonable good faith judgment.

               (5) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any of its subsidiaries, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (6) Record Date.If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (7) Certain Issuances. Notwithstanding the foregoing, there shall be no adjustment to the  Conversion  Price under  paragraph B(4) with respect to
(a) the issuance of Common Stock (or options to purchase Common Stock) to the Corporation's or its affiliates' current or former employees, officers, directors or consultants pursuant to compensatory options or purchase rights which have been granted or are granted in the future, (b) warrants issued to underwriters in connection with a public offering registered under the Securities Act of 1933, (c) the issuance of Common Stock (or warrants exercisable into Common Stock) to financial institutions or lessors in connection with the bona fide incurrence of indebtedness, equipment financings or similar transactions, (d) the issuance of Common Stock to strategic investors or in connection with acquisitions or corporate partnering transactions, (e) the issuance of Common Stock as a dividend or distribution on Preferred Shares or Senior Common Shares, (f) the issuance of shares of Common Stock upon conversion of the Preferred Shares, Senior Common Shares and Non-Voting Common Shares in accordance with their respective terms, (g) the issuance of shares of Common Stock or other shares of the Corporation's capital stock upon conversion or exercise of any outstanding warrants, options or other convertible instruments or (h) the issuance of shares of Senior Common Stock, Voting Common Stock or Non-Voting Common Stock issued in connection with a stock split or stock dividend effected in accordance with this Article Fourth, paragraphs B(1) and B(6).

          4. Conversion Terms.

               (1) At the time any such conversion has been effected pursuant to paragraph B(4)(A), the rights of the holder of the Senior Common Shares converted shall cease and the person or persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (2) As soon as possible after a conversion has been effected pursuant to paragraph B(4)(A), the Corporation shall deliver to the converting holder, or in accordance with such holder's written instructions, a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified. The Corporation may, at its option, pay cash in lieu of issuing fractional shares of Voting Common Stock in connection with a conversion effected hereunder provided that no other fractional shares of Common Stock are outstanding at the time of such conversion.

               (3) The issuance of certificates for shares of Conversion Stock upon conversion of Senior Common Stock shall be made without charge to the holders of such Senior Common Stock for any issuance tax (other than in connection with a transfer into a different name) in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Senior Common Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

               (4) The Corporation shall not close its books against the transfer of Senior Common Stock or of Conversion Stock issued or issuable upon conversion of Senior Common Stock in any manner which interferes with the timely conversion of Senior Common Stock.

               (5) The Corporation will at all times reserve and keep available out of its authorized but unissued Conversion Stock, solely for the purpose of issuance upon the conversion of the Senior Common Shares such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Senior Common Shares. All shares of Conversion Stock which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable. The Corporation will take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notices of issuance which will be immediately transmitted by the Corporation upon issuance).

     7. Conversion of Non-Voting Common Shares.

          1. Conversion of Rights.

          Any holder of Non-Voting Common Shares shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 5(A), any or all of such holder's Non-Voting Common Shares into an equal number of shares of fully paid and non-assessable shares of Voting Common Stock as provided below; provided, however, if the holder in any such conversion is subject to the Bank Holding Company Act of 1956, as amended (12 U.S.C. ss.1841, et. seq.) and the regulations promulgated thereunder (collectively and including any successor provisions, the "BHCA Act"), such conversion may be made only if:

               (1) the BHCA Act would not prohibit such holder from holding such shares of Voting Common Stock; and

               (2) such shares of Voting Common Stock to be received upon such conversion will be (A) distributed or sold in connection with any public equity offering registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"), (B) distributed or sold in a "broker's transaction" (as defined in Rule 144(g) under the 1933 Act) pursuant to Rule 144 under the 1933 Act or any similar rule then in force, (C) distributed or sold to a person or group (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of persons if, after such distribution or sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of the Corporation entitled to vote on the election of directors of the Corporation, (D) distributed or sold to a person or group (within the meaning of the 1934 Act) of persons if, prior to such sale, such person or group of persons had control of the Corporation, (E) distributed, sold, or held in any other manner permitted under the BHCA, ___ including after giving effect to the amendment of the BHCA by the Gramm-Leach-Bliley Financial Services Act; provided, further, that if the holder converts any Non-Voting Common Shares as provided in clauses (i) and (ii) above and any distribution or sale of the Non-Voting Common Shares fails to occur for any reason or such holder is not otherwise permitted to hold the Voting Common Stock into which such shares were converted, such holder may convert the Voting Common Stock into the Non-Voting Common Shares converted in anticipation of such distribution or sale or other permitted holding.

          2. Conversion Procedure.

               (1) Unless otherwise provided herein, each conversion of shares of Non-Voting Common Stock into shares of Voting Common Stock will be effected by the surrender of the certificate or certificates representing the Non-Voting Common Shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common Shares stating that such holder desires to convert such Non-Voting Common Shares, or a stated number of such Non-Voting Common Shares, represented by such certificate(s) into shares of Voting Common Stock. Unless otherwise provided herein, each conversion will be deemed to have been effected as of the close of business on the date on which such certificate(s) have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Shares, as such holder, will cease and the person or persons in whose name or names the certificate(s) for Voting Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the Voting Common Stock represented thereby.

               (2) Promptly after the surrender of certificates and the receipt of written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate(s) for the Voting Common Stock issuable upon such conversion and (b) a certificate representing any Non-Voting Common Shares that was represented by the certificate(s) delivered to the Corporation in connection with such conversion but that was not converted.

               (3) The issuance of certificates for Voting Common Stock upon conversion of Non-Voting Common Shares will be made without charge to the holders of such shares for any issuance tax in respect thereof (other than any tax in connection with the issuance of shares in a different name) or other cost incurred by the Corporation in connection with such conversion and the related issuance of Voting Common Stock.

               (4) The Corporation will at all times reserve and keep available out of its authorized but unissued Voting Common Stock, solely for the purpose of issuance upon the conversion of the Non-Voting Common Shares such number of Voting Common Stock as are issuable upon the conversion of all outstanding Non-Voting Common Shares. All Common Shares which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable. The
Corporation will take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notices of issuance which will be immediately transmitted by the Corporation upon issuance).

               (5) The Corporation will not close its books against the transfer of Common Shares in any manner which would interfere with the timely conversion of any Non-Voting Common Shares.

     8. Stock Splits, Etc. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Shares, the outstanding shares of the other class of Common Shares will be proportionately subdivided or combined in a similar manner.

     9. Notices. All notices referred to in this Article FOURTH shall be in writing, shall be delivered personally, by facsimile or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal office and to any stockholder at such holder's address as it appears in the stock records of the Corporation.

     10. Amendment and Waiver. No amendment, waiver or change to or with respect to any of the rights, privileges, preferences or powers of the Senior Common Stock shall be effective without the prior approval of the holders of a majority of the Senior Common Shares then outstanding, voting as a separate class. No amendment or waiver of any provision of paragraph B(5) of this Article FOURTH or of this paragraph B(8)(ii) shall be effective without the prior approval of the holders of a majority of the shares of Voting Common Stock then outstanding, voting as a separate class, and the holders of a majority of the shares of Non-Voting Common Stock then outstanding, voting as a separate class."